UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2013
Date of Report (Date of earliest event reported)

PASSPORT POTASH INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-54751 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

608 - 1199 West Pender Street Vancouver, BC, Canada (Address of principal executive offices)	V6E 2R1 (Zip Code)

(604) 687-0300
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events

On July 23, 2013, Passport Potash Inc. (the "Company") announced that the board of directors (the "Board") approved an advance notice policy (the "Advance Notice Policy") on July 22, 2013. The Advance Notice Policy includes, among other things, a provision that requires advance notice be given to the Company in circumstances where nominations of persons for election to the Board are made by shareholders of the Company other than pursuant to: (i) a requisition of a meeting made pursuant to the provisions of the Business Corporations Act (British Columbia) (the "Act"); or (ii) a shareholder proposal made pursuant to the provisions of the Act.

Additionally, the Advance Notice Policy sets a deadline by which holders of record of common shares of the Company must submit director nominations to the Company prior to any annual or special meeting of shareholders, sets forth the information that a shareholder must include in the notice to the Company, and establishes the form in which the shareholder must submit the notice for that notice to be in proper written form.

In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 days nor more than 65 days prior to the date of the annual meeting. However, in the event that the annual meeting is to be held on a date that is less than 40 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the tenth (10th) day following such public announcement.

In the case of a special meeting of shareholders (which is not also an annual meeting) notice to the Company must be made not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting was made.

The Advance Notice Policy is in full force and effect as of the date it was approved. At the Company's 2013 annual general and special meeting of shareholders (the "Meeting"), which is scheduled to be held on September 12, 2013, shareholders of the Company will, among other things, be asked to approve an alteration to the Company's articles to include the provisions of the Advance Notice Policy (the "Alteration"). If the shareholders approve the Alteration then the Advance Notice Policy will terminate following the termination of the Meeting and will be concurrently superseded by the Alteration. If the shareholders do not approve the Alteration then the Advance Notice Policy will terminate and be of no further force and effect following the termination of the Meeting.

For purposes of the Meeting, in accordance with the terms of the Advance Notice Policy, the Board has determined that notice of nominations of persons for election to the Board at the Meeting must be made by August 13, 2013. Such notice must be in the form, and given in the manner, prescribed by the Advance Notice Policy, and Laara Shaffer, the Corporate Secretary of the Company, has stipulated timelinefiling@gmail.com as an email address for receipt of such a notice.

The full text of the Advance Notice Policy is available under the Company's profile on SEDAR at www.sedar.com. and is attached as Exhibit 20.1 hereto.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
20.1	Advance Notice Policy, dated July 22, 2013
99.1	Press Release dated July 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSPORT POTASH INC.
Date: July 23, 2013	/s/ Laara Shaffer Name: Laara Shaffer Title: Chief Financial Officer and a director

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